Exhibit 4.1

                        SEVENTH AMENDMENT TO AMENDED AND
                            RESTATED CREDIT AGREEMENT


     THIS SEVENTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT, dated as of June 27, 2003, amends and supplements that certain Amended and Restated Credit Agreement dated as of April 30, 1999, as amended to date (the "Credit Agreement"), among BANDO MCGLOCKLIN SMALL BUSINESS LENDING CORPORATION, a Wisconsin corporation (the "Company"), the financial institutions from time to time party thereto (individually a "Lender" and collectively the "Lenders"), and U.S. BANK NATIONAL ASSOCIATION (formerly known as Firstar Bank, N.A., successor by merger to Firstar Bank Milwaukee, N.A.), as agent for the Lenders (in such capacity, the "Agent").

                                     RECITAL

     The Company, the Lenders and the Agent desire to amend the Credit Agreement as provided below.

                                   AGREEMENTS

     In consideration of the promises and agreements set forth in the Credit Agreement, as amended hereby, the Lenders, the Agent and the Company agree as follows:

     1. Definitions and References. Capitalized terms not otherwise defined herein have the meanings assigned to them in the Credit Agreement. All references to the Credit Agreement contained in the Loan Documents shall, upon fulfillment of the conditions set forth in section 3 below, mean the Credit Agreement as amended by this Seventh Amendment.

     2. Amendments to Credit Agreement. The Credit Agreement is amended as follows:

          (a) The definition of "Maturity Date" contained in section 1 is amended by deleting "June 27, 2003" contained therein and substituting "June 25, 2004" in its place.


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          (b)  The definition of "Revolving Loan Commitment" contained in section 1 is hereby amended to read as follows:

               "Revolving Loan Commitment" means the obligation of each Lender to make Revolving Loans to the Company. The total Revolving Loan Commitment of the Lenders is initially $65,000,000 and is subject to reduction from time to time pursuant to section
     2.6. The Revolving Loan Commitment of each Lender is such Lender's Percentage of the total Revolving Loan Commitment and the initial Revolving Loan Commitment of each Lender is set forth on Exhibit H attached hereto.

          (c)  Section 5.14 is created to read as follows:

               5.14 2003 Asset Review. The Company agrees to cooperate with, and assist in the conduct of, a review (or reviews) of the Company's assets by any one or more of the Banks (which review or reviews may be conducted independently if so desired by such Banks), which review shall be of a scope reasonably satisfactory to such Bank or Banks, as the case may be, and the results of which shall be reasonably acceptable to such Bank or Banks, as the case may be; provided that the Company agrees that ifthe results of any such asset review are unacceptable to any Bank it shall, upon the expiration of 90 days following notice by such Bank or Banks,as the case may be, to the Company that such asset review was unacceptable, constitute an Event of Default hereunder, unless such Event of Default is cured to the satisfaction of, or otherwise waived by, each of the Banks.

          (d)  Section 6.12 is amended to read as follows:

               6.12 Third Party Loan Concentration. Permit the sum of
     (a) the aggregate outstanding principal balance of Third Party Loans to, and (b) the aggregate amount of all lease payments, under any leases of real property, owing from, a single Person and all Affiliates of such Person to exceed $5,000,000, other than Third Party Loans to, and leases with, Wolter Investment Company, LLC and its Affiliates which shall not exceed $11,660,000 in the aggregate at any time outstanding; provided that upon the sale of such company's real property commonly referred to as the "ACV

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

     Building", such amount shall be reduced to an amount not to exceed $9,905,000. For purposes of complying with this covenant, Third Party Loans to, and leases with, a Person and any of its Affiliates shall only be aggregated to the extent that loans or other extensions of credit to such Person and any of its Affiliates would be required to be aggregated under the "combination rules" found in the regulations of the Office of the Comptroller of Currency at 12 CFR Part 32, Section 32.5.

          (e)  Section 9.12(b) is amended to read as follows:

               (b) modify this section 9.12, change the definition of "Majority Lenders", increase or extend any Revolving Loan Commitment or LOC Commitment, increase the Percentage of any Lender, change the definition of "Borrowing Base Amount," reduce, or extend the scheduled due date for payment of, any fees payable hereunder, or waive any Event of Default arising under section
     5.14 hereof, shall be effective unless consented to by each Lender;

           (f) The Company and the Lenders acknowledge that, simultaneously with the execution of this Seventh Amendment M&I Marshall & Ilsley Bank shall increase its Revolving Loan Commitment by $5 million to $15 million. The Company and the Lenders further acknowledge and agree that the new Percentages and Revolving Loan Commitments of each Lender are as set forth on Exhibit H attached to this Seventh Amendment and incorporated into the Credit Agreement.

          (g) Exhibits A-2 and H attached hereto shall be deemed to be exhibits to the Credit Agreement and Exhibit H shall replace its predecessor attached thereto.

     3. Effectiveness of Seventh Amendment. This Seventh Amendment shall become effective upon its execution and delivery by the Company, the Lenders and the Agent and satisfaction of the following conditions:

          (a) Replacement Note. The Agent shall have received for M&I Marshall & Ilsley Bank ("M&I") a promissory note of the Company in the form of Exhibit A-2 attached hereto, payable to M&I, in the full amount of M&I's Revolving Loan Commitment (the "Replacement Note").

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

          (b) Closing Certificate of the Company. The Agent shall have received copies for each of the Lenders, certified by the Secretary of the Company to be true and correct and in full force and effect, of (i) a statement to the effect that the Articles of Incorporation and By-Laws of the Company delivered to the Lenders on April 30, 1999 have not been amended since that date and remain in full force and effect as of the date hereof; (ii) resolutions of the Board of Directors of the Company authorizing the issuance, execution and delivery of this Seventh Amendment and the Replacement Note; and (iii) a statement containing the names and titles of the officer or officers of the Company authorized to sign such documents, together with true signatures of such officers.

          (c) Reaffirmation of Guaranty. The Agent shall have received a reaffirmation of guaranty duly executed by the Guarantor in form and substance satisfactory to the Agent pursuant to which the Guarantor reaffirms its obligations to the Lenders and the Agent..

          (d) Proceedings Satisfactory. All other proceedings contemplated by this Seventh Amendment shall be satisfactory to the Lenders and the Agent, and the Lenders and the Agent shall have received such other information relating hereto as the Lenders or the Agent may reasonably request.

     4. Representations and Warranties. The Company represents and warrants to the Lenders and the Agent that:

          (a) The execution and delivery of this Seventh Amendment, the Replacement Note and related documents, and the performance by the Company of its obligations thereunder, are within its corporate power, have been duly authorized by proper corporate action on the part of the Company, are not in violation of any existing law, rule or regulation of any governmental agency or authority, any order or decision of any court, the Articles of Incorporation or By-Laws of the Company or the terms of any agreement, restriction or undertaking to which the Company is a party or by which it is bound, and do not require the approval or consent of the shareholders of the Company, any governmental body, agency or authority or any other person or entity; and

          (b) The representations and warranties contained in the Loan Documents are true and correct in all material respects as of the date of this Seventh Amendment except (i) the representations and warranties contained in section 3.3 of the Credit Agreement shall apply to the most recent financial statements delivered by the Company to the Lenders pursuant to sections 5.1 and 5.2

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

of the Credit Agreement and (ii) for changes contemplated or permitted by the Loan Documents and, to the Company's knowledge, no condition exists or event or act has occurred that, with or without the giving of notice or the passage of time, would constitute an Event of Default under the Credit Agreement.

     5. Costs and Expenses. The Company agrees to pay to the Agent, on demand, all costs and expenses (including reasonable attorneys' fees) paid or incurred by the Agent in connection with the negotiation, execution and delivery of this Seventh Amendment.

     6. Full Force and Effect. The Credit Agreement, as amended hereby, remains in full force and effect.

     7. Counterparts. This Seventh Amendment may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Seventh Amendment by signing any such counterpart.

           [Intentionally Left Blank, Signatures Appear on Next Page]



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

                                         BANDO MCGLOCKLIN SMALL BUSINESS LENDING
                                         CORPORATION


                                         BY  /s/ Susan J. Hauke
                                           -------------------------------------
                                            Its  Vice President - Finance
                                               ---------------------------------

                                         U.S. BANK NATIONAL ASSOCIATION
                                         (formely known as Firstar Bank, N.A.,
                                         successor by merger to Firstar Bank
                                         Milwaukee, N.A.), as the Agent and a
                                         Lender


                                         BY  /s/ Steve E. Check, Sr.
                                           -------------------------------------
                                            Its  Vice President
                                               ---------------------------------


                                         LASALLE BANK NATIONAL
                                         ASSOCIATION (formerly known
                                         as LaSalle National Bank)


                                         BY  /s/ Daniel G. Langhoff
                                           -------------------------------------
                                            Its  Vice President
                                               ---------------------------------


                                         M&I MARSHALL & ILSLEY BANK


                                         BY  /s/ James Tepp
                                           -------------------------------------
                                            Its  Vice President
                                               ---------------------------------


                                         BY  /s/ Philip D. Koepke, Sr.
                                           -------------------------------------
                                            Its  Vice President
                                               ---------------------------------

                                   EXHIBIT A-2

                             FORM OF PROMISSORY NOTE


$15,000,000                                                        June 27, 2003

     FOR VALUE RECEIVED, the undersigned, BANDO MCGLOCKLIN SMALL BUSINESS LENDING CORPORATION, a Wisconsin corporation (the "Company"), hereby promises to pay to the order of M&I MARSHALL & ILSLEY BANK (the "Lender") the principal sum of Fifteen Million Dollars ($15,000,000) or, if less, the aggregate unpaid principal amount of all Revolving Loans made by the Lender to the Company pursuant to the Amended and Restated Credit Agreement, dated as of April 30, 1999 (such Credit Agreement, as it may be amended, restated, supplemented or otherwise modified from time to time, being hereinafter called the "Credit Agreement"), among the Company, the Lender, the other financial institutions parties thereto and U.S. Bank National Association (formerly known as Firstar Bank, N.A., as successor by merger to Firstar Bank Milwaukee, N.A.), as agent for the Lenders, on the dates and in the amounts provided in the Credit Agreement. The Company further promises to pay interest on the unpaid principal amount of the Revolving Loans evidenced hereby from time to time at the rates, on the dates, and otherwise as provided in the Credit Agreement.

     The Lender is authorized to endorse the amount and the date on which each Revolving Loan is made, the maturity date therefor and each payment of principal with respect thereto on the schedules annexed hereto and made a part hereof, or on continuations thereof which shall be attached hereto and made a part hereof; provided, that any failure to endorse such information on such schedule or continuation thereof shall not in any manner affect any obligation of the Company under the Credit Agreement and this Promissory Note (the "Note").

     This Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement, which Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

     This Note replaces that certain Note dated as of June 30, 2000, in the stated principal amount of $10,000,000 from the undersigned to the Lender, and the undersigned acknowledges and agrees that the indebtedness incurred thereunder has not been extinguished and that no novation has occurred.

     Terms defined in the Credit Agreement are used herein with their defined meanings therein unless otherwise defined herein. This Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of Wisconsin applicable to contracts made and to be performed entirely within such State.


                                        BANDO MCGLOCKLIN SMALL BUSINESS LENDING
                                        CORPORATION


                                        BY
                                          -------------------------------------
                                           Its
                                              ---------------------------------



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                                    EXHIBIT H

                       Lenders' Revolving Loan Commitments


---------------------------------     -------------------------     -----------
             Lender                   Revolving Loan Commitment     Percentage
---------------------------------     -------------------------     -----------
U.S. Bank National Association               $35,000,000            53.8461538%
---------------------------------     -------------------------     -----------
LaSalle Bank National Association            $15,000,000            23.0769231%
---------------------------------     -------------------------     -----------
M&I Marshall & Ilsley Bank                   $15,000,000            23.0769231%
---------------------------------     -------------------------     -----------